                                                                     Exhibit 3.2


                               IVANHOE ENERGY INC.

                                  BY-LAW NO. 1

PART 1            INTERPRETATION

     1.1          DEFINITIONS

                  In the by-laws, unless the context otherwise requires:

                  ACT means the Business Corporations Act (Yukon), or any statute substituted therefor, as from time to time amended;

                  APPOINT includes "elect" and vice versa;

                  BOARD means the Board of Directors of the Corporation;

                  BY-LAWS means this by-law and all other by-laws of the Corporation from time to time in effect;

                  CORPORATION means the corporation which adopts this by-law;

                  MEETING OF SHAREHOLDERS includes both an annual meeting and a special meeting of shareholders of the Corporation, and SPECIAL MEETING OF SHAREHOLDERS means a meeting of shareholders or of any class or classes of shareholders other than an annual meeting;

                  RECORDED ADDRESS means:

                  (i) in the case of a shareholder, the shareholder's address as recorded in the securities register,

                  (ii) in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there is more than one, and

                  (iii) in the case of a Director, officer, or auditor, the latest address of the Director, officer or auditor recorded in the records of the Corporation;

                  SIGNING OFFICER means, in relation to any instrument, a person authorized to sign the instrument on behalf of the Corporation by section 2.3 or by a resolution passed pursuant thereto, and a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.


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     1.2          INTERPRETATION

                  In the interpretation of the by-laws,

                  (a) words importing singular number include the plural and vice versa,

                  (b) words importing gender include the masculine, feminine and neuter, and

                  (c) a word importing a person includes an individual, body corporate, partnership, trust, estate and an unincorporated organization.

     1.3          HEADINGS

                  The division of a by-law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by-law.

PART 2            BUSINESS OF THE CORPORATION

     2.1          CORPORATE SEAL

                  The Board may adopt a corporate seal for the Corporation and from time to time adopt a new seal in replacement of a seal previously adopted.

     2.2          FACSIMILE OF SEAL

                  To enable the seal of the Corporation to be affixed to any bonds, debentures, share certificates or other securities of the Corporation, or any securities of another corporation to which an instrument of guarantee of the Corporation is endorsed or annexed, whether in definitive or interim form, on which a facsimile of that signature of a Director or officer of the Corporation is, in accordance with these by-laws, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Corporation's seal, and the chairman of the Board, the president or a vice-president, together with the secretary or treasurer or an assistant secretary or assistant treasurer may by a document authorize such person to cause the Corporation's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such a die, and bonds, debentures, share certificates or other securities to which the Corporation's seal is so affixed and the due issue of which is evidenced by at least one authorized signature manually affixed thereto will for all purposes be deemed to be under and to bear the Corporation's seal lawfully affixed thereto.

     2.3          AFFIXATION OF SEAL

                  The corporate seal of the Corporation will not be affixed to any document or instrument except by or in the presence of

                  (a) such person as is or such persons as are appointed for the purpose by resolution of the Board applying either to a specific instrument or specific


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                  instruments, to instruments of a particular description, or to instruments generally, or

                  (b) the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the articles or by-laws of the Corporation, minutes of meetings or resolutions of the shareholders or the Board or committees of the Board, or any instrument executed or issued by the Corporation.

     2.4          FISCAL PERIOD

                  The fiscal period end of the Corporation will be as from time to time determined by the Board.

     2.5          BANKING

                  The Corporation will maintain accounts in its name with such bank or banks and other depositories, including banks and depositories outside Canada, as the Board from time to time determines, and no funds will be withdrawn from any account except as provided in a by-law or a resolution of the Board related to the operation of the account.

     2.6          VOTING RIGHTS IN OTHER BODIES CORPORATE

                  To enable to the Corporation to exercise voting rights attaching to securities held by the Corporation,

                  (a) signing officers of the Corporation may from time to time execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of such person or persons as may be determined by the officers by whom they are executed, and

                  (b) the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or will be exercised.

PART 3            BORROWING AND SECURITIES

     3.1          BORROWING POWER

                  Without limiting the powers of the Corporation as set forth in the Act, the Board may from time to time cause the Corporation to

                  (a) borrow money on the credit of the Corporation,

                  (b) to the extent permitted by the Act, give guarantees on behalf of the Corporation to secure the performance of any present or future indebtedness or other obligation of another person,

                  (c) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, and


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                  (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in any or all property of the Corporation, currently owned or subsequently acquired, to secure any present or future indebtedness or other obligation of the Corporation.

     3.2          DELEGATION OF BORROWING AUTHORITY

                  To the extent permitted by the Act, the Board may from time to time delegate to a committee or to one or more of the Directors and officers of the Corporation all or any of the powers conferred on the Board by section 3.1 to such extent and in such manner as the Board from time to time determines.

     3.3          RIGHTS ATTACHING TO DEBT OBLIGATIONS

                  Any debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities.

PART 4            BOARD OF DIRECTORS

     4.1          CALLING OF MEETINGS

                  The Chairman of the Board, or the President may, and the Secretary upon the request of any Director will, convene a meeting of the Board.

     4.2          NOTICE OF MEETING

                  Notice of the time and place of each meeting of the Board must be given to each Director not less than 48 hours before the time when the meeting is to be held, but the notice need not specify what matters are to be dealt with at the meeting other than

                  (a) a proposal to adopt, amend or repeal any by-law,

                  (b) a proposal to authorize any material contract in which a Director will have a material interest or which is with a corporation of which any Director is a Director or officer, or

                  (c) as required by the Act.

     4.3          FIRST MEETING OF NEW BOARD

                  Provided a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.


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     4.4          QUORUM

                  The Board may from time to time fix the quorum required for the transaction of business at a meeting of the Board and, if not so fixed, the quorum will be a majority of the number of elected or appointed Directors.

     4.5          CHAIRMAN

                  The chairman of any meeting of the Board will be the first mentioned of the Chairman of the Board, the President and the most senior vice-president or other officer who is a Director and is present at the meeting, but if no such officer is present within 15 minutes after the time appointed for holding the meeting, or if each such officer who is present indicates unwillingness to act as chairman of the meeting, the Directors present will choose one of their number to be chairman.

     4.6          PROCEDURE

                  A question arising at a meeting of the Board will be decided by a majority of the votes cast, and in case of an equality of votes the chairman may not exercise a second or casting vote.

     4.7          REMUNERATION AND EXPENSES

     4.7.1 The Directors will be paid such remuneration for their services to the Corporation as the Board from time to time determines, and will be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending any meeting of the Board or committee of the Board, or meeting of shareholders.

     4.7.2 A person who is a Director may serve the Corporation in another capacity and may for so doing receive remuneration in addition to the remuneration to which such person is entitled as a Director.

     4.7.3 Remuneration payable to a Director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to the Director's salary as an officer or employee or professional fees.

     4.8          TELEPHONE MEETINGS

                  A Director may participate in a meeting of the Board or of a committee of the Board by means of telephone or other communication facilities that permit all Directors participating in the meeting to hear each other.

     4.9          NUMBER OF DIRECTORS

                  Subject to the Act and to the articles of the Corporation, the number of Directors to be elected at any meeting of shareholders at which Directors are to be elected will be, unless the incumbent Directors otherwise determine prior to giving notice of such meeting of shareholders, the number of Directors holding office as of the date that the notice of such meeting is given.


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PART 5            COMMITTEES

     5.1          TRANSACTION OF BUSINESS

                  Except as otherwise determined by the Board, the proceedings of a committee of the Board will be governed as follows:

                  (a) the powers of the committee may be exercised by a meeting at which a quorum of the committee is present;

                  (b) meetings of the committee may be held at any place within or outside of Canada;

                  (c) a majority of the members of a committee will constitute a quorum thereof;

                  (d) a question arising at a meeting will be determined by a majority of the votes cast on the question, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote;

                  (e) the committee will meet and adjourn as it thinks proper and will have power to elect its chairman, to make rules for the conduct of its business and to appoint such assistants as it deems necessary;

                  (f) the committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and report its transactions to the Board at such times as the Board from time to time requires.

PART 6            PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS

     6.1          CONTRACTS WITH THE CORPORATION

                  Subject to the Act,

                  (a) no Director is disqualified by being a Director, or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation is a shareholder or otherwise interested, from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation,

                  (b) no such contract, transaction or arrangement is thereby void or liable to be avoided, and

                  (c) no Director is liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement.


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     6.2          DISCLOSURE

                  Except as required by the Act, no director is obliged to make any declaration or disclosure of interest or refrain from voting.

     6.3          LIMITATION OF LIABILITY

                  Except as otherwise provided in the Act, no Director or officer will be liable:

                  (a) for the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity,

                  (b) for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation,

                  (c) for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested,

                  (d) any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any money, security or other property of the Corporation is lodged or deposited, or

                  (e) for any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of as a Director or in relation thereto.

     6.4          AMPLIFICATION OF RIGHTS

                  The foregoing provisions of this Part are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any Director or officer by any law or otherwise.

PART 7            SHARES

     7.1          REGISTRATION OF TRANSFERS

                  Subject to the provisions of the Act, no transfer of a share will be registered in a securities register except on presentation of the certificate representing such share with an instrument of transfer complying with the Act endorsed thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the instrument of transfer is genuine and effective as the Board from time to time prescribes, and upon payment of all applicable taxes and any fees prescribed by the Board.



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PART 8            DIVIDENDS AND RIGHTS

     8.1          DECLARATION

                  The Board may from time to time as permitted by law declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

     8.2          INTEREST

                  No dividend will bear interest against the Corporation.

     8.3          VALUATION OF NON-CASH DIVIDENDS

                  The Board will determine the value of any dividend not paid in money.

     8.4          DIVIDEND CHEQUES

                  A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of each registered holder of shares of the class or series on which it is declared and mailed by prepaid ordinary mail to the holder at the holder's recorded address or as the holder otherwise directs.

     8.5          CHEQUES TO JOINT HOLDERS

                  In the case of joint holders, a cheque in payment of dividends will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

     8.6          NON-RECEIPT OF CHEQUES

                  If a dividend cheque is not received by the person to whom it is so sent, the Corporation will issue to such person a replacement cheque for a like amount on such terms as to evidence of non-receipt and of title, indemnity and reimbursement of expense as the Board prescribes, whether generally or in any particular case.

     8.7          UNCLAIMED DIVIDENDS

                  Any dividend unclaimed for six years after the date of record for payment will be forfeited and revert to the Corporation.

PART 9            MEETINGS OF SHAREHOLDERS

     9.1          CHAIRMAN, SECRETARY AND SCRUTINEERS

     9.1.1 The chairman of a meeting of shareholders will be the first mentioned of such of the following officers who is present at the meeting and is willing to act: Chairman of the Board, President, or a Vice-President.


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     9.1.2        If no such officer willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairman.

     9.1.3 If the Secretary of the Corporation is absent, the chairman will appoint some person, who need not be a shareholder, to act as secretary of the meeting.

     9.1.4 One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

     9.2          PERSONS ENTITLED TO BE PRESENT

                  The only persons entitled to be present at a meeting of shareholders will be those entitled to vote thereat, the Directors and the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting, and any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

     9.3          QUORUM

                  A quorum for the transaction of business at any meeting of shareholders is at least one individual present at the commencement of the meeting holding, or representing by proxy the holder or holders of shares carrying in the aggregate not less than thirty-three and one-third per cent (33 1/3%) of the votes eligible to be cast at the meeting.

     9.4          TIME FOR DEPOSIT OF PROXIES

                  A proxy may be acted on only if, before the time specified in the notice of the meeting, it is deposited with the Corporation or otherwise in accordance with the regulations made pursuant to section 9.5 or, in any case where no such regulation has been made, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof before the time of voting.

     9.5          LODGING OF PROXIES

                  Subject to the Act, the Board may from time to time establish regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Corporation or an agent of the Corporation and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations will be valid and will be counted.

     9.6          USE OF VARIOUS COMMUNICATION METHODS

                  The chairman of any meeting of shareholders may, subject to any regulations so made, in the chairman's discretion accept facsimile, telegraphic, cable or other



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                  written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such telegraphic or cable or written communication accepted by the chairman will be valid and will be counted.

     9.7          VALIDITY OF PROXIES

                  A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding

                  (a) the previous death or insanity of the shareholder giving the proxy; or

                  (b) the revocation of the proxy or of the authority under which the proxy was executed; or

                  (c) the transfer of the share in respect of which the proxy is given;

                  unless notice in writing of such death, insanity, revocation or transfer is received at the office of the Corporation or by the chairman of the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

     9.8          JOINT SHAREHOLDERS

                  If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the shareholders list of the Corporation in respect of such share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of such joint holders.

     9.9          VOTES TO GOVERN

                  At a meeting of shareholders every question will, except as otherwise required by the articles or by-laws, be determined by a majority of the votes cast on the question, and in case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting will not be entitled to a casting vote.

     9.10         SHOW OF HANDS

     9.10.1 On a show of hands every person who is present and entitled to vote will then have one vote.

     9.10.2 Whenever a vote by show of hands is taken on a question, then unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question, and the result of the vote so taken will be the decision of the shareholders upon such question.



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     9.11         BALLOTS

     9.11.1 A demand for a ballot may be withdrawn at any time before the taking of the ballot.

     9.11.2 If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the by-laws provide, in respect of each share which such person is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon such question.

     9.11.3 A poll demanded on the election of a chairman, or on a question of adjournment will be taken forthwith, and a poll demanded on any other question will be taken at such time as the chairman of the meeting directs.

     9.12         ADJOURNMENT

                  The chairman may, with the consent of any meeting, adjourn the meeting from time to time.

     9.13         RULINGS BY THE CHAIRMAN

                  The chairman of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

                  (a) will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairman, but if the chairman, in the chairman's absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at any general meeting or part thereof, the chairman will so state and will clearly state the rules under which the meeting or the appropriate part thereof will be conducted,

                  (b) any dispute as to the admission or rejection of a vote will be determined by the chairman and the chairman's determination will be final and conclusive,

                  (c) if disorder arises which prevents continuation of the business of a meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon the chairman's so doing, the meeting is, notwithstanding section
                  9. 13, immediately adjourned, and

                  (d) the chairman may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or proxyholder representing such a shareholder to leave the meeting.

PART 10           EXAMINATION OF RECORDS

     10.1         ACCESS BY AUDITOR AND DIRECTORS

                  The auditor and every Director will at all reasonable times have access to, and may take extracts from, all accounts, records, books and other documents of the Corporation.


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

     10.2         INSPECTION BY SHAREHOLDERS

                  No shareholder will have the right of inspection of any account, record, book or document of the Corporation except as prescribed by statute or authorized by the Board.

PART 11           NOTICES

     11.1         NOTICE TO JOINT SHAREHOLDERS

                  If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to the recorded address of one of them to be sufficient notice to all.

     11.2         SIGNATURE TO NOTICE

                  The signature to any notice to be given by the Corporation may be in whole or in part written, stamped, typewritten or printed.

     11.3         DAY OF TRANSMITTAL

                  A notice sent by any means of wire or wireless or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

     11.4         OMISSIONS AND ERRORS

                  The accidental omission to give a notice to any shareholder, Director, officer, or auditor or the non-receipt of a notice by any such person or an error in a notice not affecting the substance thereof will not invalidate any action taken at a meeting held pursuant to such notice or otherwise founded thereon.

     11.5         PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

                  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to a share, will be bound by every notice in respect of such share which is duly given to the shareholder from whom such person derives title to such share before such person's name and address is entered on the securities register (whether such notice is given before or after the happening of the event upon which such person becomes so entitled) and before such person furnishes to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.



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



     11.6         WAIVER OF NOTICE

                  A shareholder (or the duly appointed proxyholder of a shareholder), Director, officer, auditor or member of a committee of the Board may at any time in writing waive any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, if given before the meeting or other event of which notice is required to be given, will cure any default in the giving or in the time of such notice, as the case may be.

     11.7         FORM OF WAIVER

                  A waiver referred to in Article 11.6 must be in writing except a waiver of notice of a meeting of members or of the Board or of a committee of the Board which may be given in any manner and, in the case of a meeting of the Board or of a committee of the Board, will be deemed to be given by a Director with respect to all business transacted after the Director first attends the meeting.



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


                                TABLE OF CONTENTS

                                                                        PAGE NO.


PART 1   INTERPRETATION                                                    1

         1.1      Definitions                                              1
         1.2      Interpretation                                           2
         1.3      Headings                                                 2

PART 2   BUSINESS OF THE CORPORATION                                       2

         2.1      Corporate Seal                                           2
         2.2      Facsimile of Seal                                        2
         2.3      Affixation of Seal                                       2
         2.4      Fiscal Period                                            3
         2.5      Banking                                                  3
         2.6      Voting Rights in Other Bodies Corporate                  3

PART 3   BORROWING AND SECURITIES                                          3

         3.1      Borrowing Power                                          3
         3.2      Delegation of Borrowing Authority                        4
         3.3      Rights Attaching to Debt Obligations                     4

PART 4   BOARD OF DIRECTORS                                                4

         4.1      Calling of Meetings                                      4
         4.2      Notice of Meeting                                        4
         4.3      First Meeting of New Board                               4
         4.4      Quorum                                                   5
         4.5      Chairman                                                 5
         4.6      Procedure                                                5
         4.7      Remuneration and Expenses                                5
         4.8      Telephone Meetings                                       5
         4.9      Number of Directors                                      5

PART 5   COMMITTEES                                                        6

         5.1      Transaction of Business                                  6

PART 6   PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS                  6

         6.1      Contracts with the Corporation                           6
         6.2      Disclosure                                               7
         6.3      Limitation of Liability                                  7
         6.4      Amplification of Rights                                  7

                                                                        PAGE NO.

PART 7   SHARES                                                            7

         7.1      Registration of Transfers                                7


PART 8   DIVIDENDS AND RIGHTS                                              8

         8.1      Declaration                                              8
         8.2      Interest                                                 8
         8.3      Valuation of Non-Cash Dividends                          8
         8.4      Dividend Cheques                                         8
         8.5      Cheques to Joint Holders                                 8
         8.6      Non-receipt of Cheques                                   8
         8.7      Unclaimed Dividends                                      8

PART 9   MEETINGS OF SHAREHOLDERS                                          8

         9.1      Chairman, Secretary and Scrutineers                      8
         9.2      Persons Entitled to be Present                           9
         9.3      Quorum                                                   9
         9.4      Time for Deposit of Proxies                              9
         9.5      Lodging of Proxies                                       9
         9.6      Use of Various Communication Methods                     9
         9.7      Validity of Proxies                                     10
         9.8      Joint Shareholders                                      10
         9.9      Votes to Govern                                         10
         9.10     Show of Hands                                           10
         9.11     Ballots                                                 11
         9.12     Adjournment                                             11
         9.13     Rulings by the Chairman                                 11

PART 10  EXAMINATION OF RECORDS                                           11

         10.1     Access by Auditor and Directors                         11
         10.2     Inspection by Shareholders                              12

PART 11  NOTICES                                                          12

         11.1     Notice to Joint Shareholders                            12
         11.2     Signature to Notice                                     12
         11.3     Day of Transmittal                                      12
         11.4     Omissions and Errors                                    12
         11.5     Persons Entitled by Death or Operation of Law           12
         11.6     Waiver of Notice                                        13
         11.7     Form of Waiver                                          13


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                               IVANHOE ENERGY INC.


                                  BY-LAW NO. 1